CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference into the registration statements of Top Air Manufacturing, Inc. on Form S-8 (Registration No.'s 33-74378 and 333-24287) of our report dated July 23, 1999 with respect to the financial statements of Top Air Manufacturing, Inc. included in its Annual Report on Form 10-KSB for the fiscal year ended May 31, 1999.


                                          /s/  McGLADREY & PULLEN, L.L.P.


Waterloo, Iowa
August 27, 1999